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                                                                     EXHIBIT 4.1
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                           CERTIFICATE OF AMENDMENT

                                      TO

                         CERTIFICATE OF INCORPORATION

                                      OF

                                  KADANT INC.


KADANT INC. (the "Corporation"), organized and existing under and by virtue of the General Law of the State of Delaware, does hereby certify as follows:

At a meeting of the Board of Directors of the Corporation held on September 28, 2000, the Board of Directors duly adopted resolutions pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth amendments to the Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), and declaring said amendments to be advisable. The stockholders of the Corporation duly approved, pursuant to said Section 242, said proposed amendments at the Corporation's Annual Meeting of Stockholders held on May 15, 2001. The resolutions setting forth the amendments to the Certificate of Incorporation are as follows:

RESOLVED:   That, subject to stockholder approval, Section B(1) of Article
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            NINTH of the Certificate of Incorporation be deleted in its entirety and replaced with the following paragraph:

            "NINTH. In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation's By-laws. The affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present shall be required to adopt, amend, alter or repeal the Corporation's By-laws. In addition to any other vote of the holders of any class or series required by law or this certificate of incorporation, the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors shall be required for the stockholders to adopt, amend, alter or repeal the Corporation's By-laws.

RESOLVED:   That, subject to stockholder approval, the introduction to Article
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            NINTH and Section (A)(1) of Article NINTH of the Certificate of
            Incorporation be deleted in their entirety and replaced by the following introduction and paragraphs:

            This Article NINTH is inserted for the management of the business and for the conduct of the affairs of the Corporation.
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            "1.  Number of Directors; Election of Directors.  Subject to the
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            rights of holders of any series of Preferred Stock to elect directors, the number of directors of the Corporation shall not be less than three. The exact number of directors within the limitations specified in the preceding sentence shall be determined from time to time by, or in the manner provided in, the By-laws of the Corporation. Election of directors need not be by written ballot, except as and to the extent provided in the By-laws of the Corporation.

            2.  Classes of Directors.  Subject to the rights of holders of any
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            series of Preferred Stock to elect directors, the Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the authorized number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class I, and if such fraction is two-thirds, one of the extra directors shall be a member of Class I and one of the extra directors shall be a member of Class II, unless otherwise provided by resolution of the Board of Directors.

            3.  Terms of Office. Subject to the rights of holders of any series
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            of Preferred Stock to elect directors, each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided,
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            however, that each director initially appointed to Class I shall
            -------
            serve for a term expiring at the Corporation's annual meeting of stockholders held in 2002; each director initially appointed to
            Class II shall serve for a term expiring at the Corporation's annual meeting of stockholders held in 2003; and each director initially appointed to Class III shall serve for a term expiring at the Corporation's annual meeting of stockholders held in 2004; provided
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            further, that the term of each director shall continue until the
            -------
            election and qualification of such director's successor and be subject to such director's earlier death, resignation or removal.

            4.  Allocation of Directors Among Classes in the Event of Increases
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            or Decreases in the Authorized Number of Directors.  In the event of
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            any increase or decrease in the authorized number of directors, (i)
            each director then serving as such shall nevertheless continue as a director of the class of which such director is a member until the expiration of such director's current term, subject to such director's earlier death, resignation or removal and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors in accordance with the provisions of
            Section 2 of this Article NINTH. To the extent possible, consistent with the provisions of Section 2 of this Article NINTH, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates

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            following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution of the Board of Directors.

            5.  Removal.  Subject to the rights of holders of any series of
                -------
            Preferred Stock to elect directors, directors of the Corporation may be removed only for cause by the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors.

            6.  Vacancies.  Subject to the rights of holders of any series of
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            Preferred Stock to elect directors, any vacancy or newly-created directorship in the Board of Directors, however occurring, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by stockholders. A director elected to fill a vacancy shall be elected to hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of such director's successor and subject to such director's earlier death, resignation or removal.

            7.  Stockholder Nominations and Introduction of Business, Etc.
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            Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the By-laws of the Corporation.

            8.  Amendments to Article. Notwithstanding any other provisions of
                ---------------------
            law, this Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article NINTH."

RESOLVED:   That, subject to stockholder approval, the following new Article
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            FOURTEENTH be added to the Certificate of Incorporation:

            "FOURTEENTH.   Stockholders of the Corporation may not take any
            action by written consent in lieu of a meeting. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article FOURTEENTH."

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RESOLVED:   That, subject to stockholder approval, the following new Article
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            FIFTEENTH be added to the Certificate of Incorporation:

            "FIFTEENTH. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or, if the Corporation does not have a Chief Executive Officer, the President, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. Notwithstanding any other provision of law, this Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article FIFTEENTH."

This Certificate of Amendment to Certificate of Incorporation is to be effective at 9:00 a.m. on Monday, August 6, 2001.

                                     *****

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     IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to be executed by its President and Chief Executive Officer this 3rd day of August, 2001.

                              KADANT INC.

                              By: /s/ Sandra L. Lambert
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                                  Sandra L. Lambert
                                  Secretary

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